Exhibit 10.13

CLIFFORD	CLIFFORD CHANCE WONG PTE LTD
CHANCE
WONG
DATED 08 MAY 2008
MI ENERGY CORPORATION
as Lender
and
FAR EAST ENERGY LIMITED
as Borrower

INTERCOMPANY LOAN AGREEMENT

CONTENTS

Clause	Page
1. Definitions	1

2. Advances	1

3. Interest	1

4. Repayment	2

5. Payments	2

6. Governing Law	2

THIS AGREEMENT is made on 08 May 2008
BETWEEN:
(1)	FAR EAST ENERGY LIMITED, a company organised under the laws of Hong Kong (the “Borrower”); and
(2)	MI ENERGY CORPORATION, a corporation organised and existing under the laws of the Cayman Islands and having an office at: c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (the “Lender”).
IT IS AGREED as follows:
1.	DEFINITIONS

“Advance” means an advance (as from time to time reduced by repayment or prepayment) made or to be made by the Lender hereunder.

“Availability Period” means the period from and including the date of this Agreement to and including the day falling 30 days after the date of this Agreement.

“Borrowing Base Facility Agreement” means the facility agreement dated 29 October 2007 between, amongst others, the Lender as borrower and Standard Bank Asia Limited as arranger, agent and security trustee (as amended by a waiver and amendment letter dated 23 November 2007 and as may be further amended, varied, novated or supplemented from time to time).
2.	ADVANCES

2.1	On the Borrower’s request but subject to Clause 2.2 below, the Lender agrees that it shall make Advances to the Borrower at the time and in the amount specified in such request. Provided that:
2.1.1	the proposed date for the making of the Advance falls within the Availability Period; and

2.1.2	the total aggregate amount of Advances made by the Lender hereunder shall not exceed $20,000,000.
2.2	The Lender shall not be obliged to comply with a request made pursuant to Clause 2.1 if, following the receipt thereof, the board of directors of the Lender determines either:
2.2.1	that the Lender is insolvent; or

2.2.2	that compliance with such request would prejudice the Lender’s ability to pay its debts as they fall due.
3.	INTEREST

3.1	Interest (if any) shall be payable on the amount of an Advance outstanding at the rate per annum which agreed upon between the Borrower and the Lender from time to time and shall be calculated on the basis of a 360 day year and the number of days elapsed.

3.2	Interest (if any) on an Advance shall be payable at such times as may be agreed between the Borrower and the Lender.

4.	REPAYMENT

Each Advance (together with any interest accrued thereon and other amounts due or owing to the Lender in connection with such Advance) shall be repayable by the Borrower on the date falling six years after the date of this Agreement, or, following the occurrence of an Event of Default (as such term is defined in the Borrowing Base Facility Agreement) under the Borrowing Base Facility Agreement, on demand of the Lender provided that the Borrower may prepay any Advance in whole or in part at any time without premium or penalty.

5.	PAYMENTS

Unless required by law and unless the Borrower and the Lender agree otherwise, all payments made by the Borrower hereunder shall be made free and clear of and without any deduction for or on account of any tax, set-off or counterclaim.

6.	GOVERNING LAW

This Agreement shall be governed by English Law.
AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

SIGNATURE PAGES TO
INTERCOMPANY LOAN AGREEMENT BETWEEN
MI ENERGY CORPORATION AND
FAR EAST ENERGY LIMITED

The Borrower

FAR EAST ENERGY LIMITED

By: /s/ Zhang Ruilin Name: Zhang Ruilin
Title: Chairman

The Lender

MI ENERGY CORPORATION

By: /s/ Forrest Dietrich Name: Forrest Dietrich
Title CEO